New World Selects Food Service Veteran as Chief Marketing Officer

EATONTOWN, N.J., Sept. 13 /PRNewswire/ -- New World Coffee-Manhattan Bagel, Inc. (Nasdaq: NWCI), a leader in the 'fast-casual' dining business, today announced that former Burger King/Pillsbury and KFC/ PepsiCo executive Ed McPherson, 48, has been named Chief Marketing Officer.

From his base at the Company's  Golden,  CO offices,  McPherson  will manage and coordinate New World's six brands: Einstein Bros, Manhattan Bagel Company, Noah's New York Bagels, Chesapeake Bagel Bakery, New World Coffee and Willoughby's Coffee & Tea. Directing the Company's 30-member marketing/communication team, his duties will include providing strategic leadership for all advertising, marketing and PR activities, which include product, menu and promotions development.

McPherson comes to New World with 20 years experience in the foodservice industry, including positions as Vice President of Marketing at KFC and Director of Marketing at Burger King. During his time with Burger King, McPherson worked on teams that were instrumental in creating and implementing advertising campaigns like the "Aren't You Hungry?" and "Broiling Beat's Frying" campaigns, managing a $400 million ad campaign. While with KFC, McPherson managed teams that reinvigorated the core Original Recipe and Extra Tasty Crispy brands.
McPherson also worked on the company's most successful new product launch, Crispy Strips which, in 1997, earned him PepsiCo's 'Outstanding Marketing Achievement Award.'

Most recently, McPherson served as President of iDd Media, a Chicago-based media company focused in the publishing industry. His professional background also includes serving as Vice President of Marketing and Merchandising, for Gateway, Inc., where he helped pioneer the Gateway Country retail concept. In 1998, Gateway Country was voted the 'Best Place to Buy Technology' by Ziff Davis Publications.

"Ed McPherson has a strong retail and foodservice background, and will add significant strategic and tactical knowledge and expertise to the New World team," said Anthony Wedo, CEO of New World. "His experience with industry leaders will be key in enabling New World to expand its leadership position in the fast-casual segment of the restaurant industry."

"This is a great challenge; New World is at an exciting juncture," said McPherson. "With the recent acquisition of Einstein/Noah, New World has not only reinforced its spot as bagel-bakery leader, but we are now in the position to maximize our combined strength and begin an aggressive plan of growth to dominate the fast-casual sector. I'm excited to put my retail and food service experience to work for New World."

Eatontown, NJ-based New World is a leading company in the fast-casual sandwich industry. The Company operates stores primarily under the Einstein Bros and Noah's New York Bagels brands and primarily franchises stores under the Manhattan Bagel and Chesapeake Bagel Bakery brands. As of July 3, 2001 the Company's retail system consisted of 499 company-owned stores and 303 franchised and licensed stores. The Company also operates four dough production facilities and a coffee roasting plant.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the Company's SEC filings.

/CONTACT: Stacie Lange, General Media, of New World, +1-303-568-8126; or Bill Parness, financial media-investors, of Parness & Associates, +1-732-290-0121 or parnespr@optonline.net/